Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES FIRST QUARTER 2023 RESULTS

●	Net loss of $40 million, driven by a $39 million reduction in unrealized MSR fair value due to lower interest rates

●	Adjusted pre-tax income of $6 million, driven by strong servicing performance

●	Achieved an annualized cost reduction of more than $100 million versus Q2’22 baseline

●	Total liquidity of $233 million as of March 31, 2023, an increase of 7% over December 31, 2022

West Palm Beach, FL – (May 4, 2023) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced its first quarter 2023 results and provided a business update.

The Company reported GAAP net loss of $40 million for the first quarter, an improvement of $40 million compared to the fourth quarter of 2022. The net loss was primarily driven by unrealized MSR fair value changes due to market interest rates. The Company also reported an adjusted pre-tax income of $6 million, an improvement of $2 million compared to the fourth quarter of 2022 (see “Note Regarding Non-GAAP Financial Measures” below). First quarter results reflect lower interest rates and origination volumes compared to the fourth quarter.

Glen A. Messina, Chair, President and CEO of Ocwen, said, “We produced solid results in the first quarter, driven by our balanced and diversified business, cost management actions and strong performance in our servicing segment. We have improved profitability for three consecutive quarters on an adjusted pre-tax basis, and net income has significantly improved from the previous quarter. Our servicing segment continues to be the key driver of earnings, and we are growing our servicing portfolio with a focus on capital-light subservicing and higher margin originations products. We have increased our MSR hedge coverage and are prudently managing capital and liquidity to address market risks and opportunities.”

Messina commented, “As we continue to execute our business strategy, we believe we are well-positioned to navigate the market environment ahead and deliver long-term value for our shareholders. Overall, I am proud of how our team is executing and excited about the potential for our business.”

Additional First Quarter 2023 Operating and Business Highlights

●	Achieved a 12% cost reduction in Servicing and Overhead, and a 55% cost reduction in Originations compared to Q2’22 baseline

●	Increased mix of higher margin products to 31% of owned MSR originations compared to 27% in Q4’22; expanded Correspondent Lending and Flow seller base by 8% compared to Q4’22

●	Total servicing UPB of $298 billion, up 3% compared to Q4’22

●	Total subservicing UPB of $162 billion, up 5% vs. Q4’22

●	Since the upsize in November 2022, MSR Asset Vehicle LLC (“MAV”) has purchased MSRs totaling $17 billion UPB at attractive pricing levels

●	Robust subservicing sales pipeline of over $325 billion, as of March 31, 2023; $30 billion subservicing additions targeted in remainder of 2023

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●	Entered into reverse subservicing contract with Finance of America Reverse LLC

●	On May 2, 2023, the Court entered final judgment in Ocwen’s favor in the CFPB matter and closed the case

●	On March 22, 2023, S&P raised PHH’s forward servicer ratings from Average to Above Average and affirmed the ratings outlook as Stable

●	Book value per share of $55 as of March 31, 2023

Webcast and Conference Call

Ocwen will hold a conference call on Thursday, May 4, 2023, at 8:30 a.m. (ET) to review the Company’s first quarter 2023 operating results and to provide a business update. A live audio webcast and slide presentation for the call will be available by visiting the Shareholder Relations page at www.ocwen.com. Participants can access the conference call by dialing (855) 327-6837 or (631) 891-4304 approximately 10 minutes prior to the call. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding our growth opportunities. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the impact of recent failures and re-organizations of banking institutions and continued uncertainty in the banking industry; the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of international events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; our ability to timely reduce operating costs, or generate offsetting revenue, in proportion to the recent industry-wide decrease in originations activity; the impact of cost-reduction initiatives on our business and operations; uncertainty relating to the continuing impacts of the COVID-19 pandemic, including the response of the U.S. government, state governments, the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators; the extent to which MAV, other transactions and our enterprise sales initiatives will generate additional subservicing volume, increase market share within the subservicing market, and result in increased profitability; the timing and amount of presently anticipated forward and reverse loan boarding; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to continue to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; the future of our long-term relationship with Rithm Capital Corp. (Rithm); MAV’s continued ownership of its MSR portfolio following the end of MAV’s investment commitment period, and any impact on our subservicing income as a result of the sale of MAV’s MSRs; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements, including our ability to identify and implement a cost-effective response to Ginnie Mae’s risk-based capital requirements that take effect in late 2024; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2022. Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

Note Regarding Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, such as our references to adjusted pre-tax income (loss) and adjusted expenses.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that these presentations may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP expenses and pre-tax income (loss) nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP expenses and pre-tax income (loss) and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP expenses and pre-tax income (loss).

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Beginning with the three months ended June 30, 2022, without changing the categories or measurement of items included in our Notables, we clarified the definition of certain Notables and combined or separately itemized certain line items in the tables below in order to be more descriptive regarding the types and measurement of our Notables, because management believed doing so would further supplement investors’ means of evaluating our results. The presentation of past periods has been conformed to the current presentation.

Beginning with the three months ended March 31, 2023, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income, we changed the methodology used to calculate MSR Valuation Adjustments due to rates and assumption changes to use a runoff calculation that reflects the actual runoff of the fair value of the MSR instead of the realization of expected cash flows (the prior methodology). We made this change because reporting on the actual runoff of the MSR fair value provides an additional supplemental piece of information for investors to assess this fair value runoff in addition to realization of expected cash flows (which are still provided in the financial statements), and this supplemental piece of information mirrors the way that management assesses the performance of our Servicing segment and the owned MSR portfolio.

Expense Notables

In the table titled “Expense Overview”, we adjust GAAP operating expenses for the following factors: compensation and benefit expenses related to severance, retention and other actions associated with cost and productivity improvement efforts; significant legal and regulatory settlement expense items(a); and certain other significant activities including, but not limited to, insurance related expense and settlement recoveries, compensation or incentive compensation expense or reversals attributable to stock price changes, and other expenses associated with significant transactions that are not attributable to or indicative of our ongoing operations, in order to offer additional visibility on underlying results and trends and provide investors with a supplemental means of evaluating our expenses, as evaluated by management.

(a)	Including however not limited to CFPB and certain legacy litigation related legal expenses and state regulatory action related legal expenses.

Expense Overview
($ in millions)	Q1’22	Q4’22	Q1’23

I Operating Expenses (as reported)	127	120	114
Adjustments for Notables(a)
Significant legal and regulatory settlement expenses	5	(1)	(2)
Expense recoveries	4	(0)	0
Severance and retention(b)	(1)	(6)	(4)
LTIP stock price changes(c)	11	(6)	2
Office facilities consolidation	-	(1)	(0)
Other(d)	(1)	1	0
II Expense Notables	17	(13)	(4)
III Expenses, net of Notables (I + II)	144	107	110

(a)	Certain previously presented notable categories with nil numbers for each quarter shown have been omitted; prior periods have been adjusted to conform with current period information
(b)	Severance and retention due to organizational rightsizing or reorganization
(c)	Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period
(d)	Includes costs associated with strategic transactions including transaction costs related to the reverse subservicing acquisition from RMS(MAM), rebranding, and MAV upsize

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Income Statement Notables

In the table titled “Income Overview” below, we show certain adjustments to GAAP pre-tax income (loss) for the following factors: Expense Notables, as detailed above; changes in fair value of our MSRs, Rithm and MAV Pledged MSR liability and ESS financing liability at fair value due to changes in market interest rates, valuation inputs and other assumptions, net of MSR hedge positions; changes in fair value of our reverse loans held for investment and HMBS related borrowings, net due to changes in market interest rates, valuation inputs and other assumptions; and certain other non-routine transactions, consistent with the intent of providing investors with a supplemental means of evaluating our pre-tax income/(loss), as evaluated by management.

Income Overview
($ in millions)	Q1’22	Q4’22	Q1’23

I Reported Pre-Tax Income (Loss)	61	(79)	(38)
Adjustments for Notables(a)
Expense Notables (from prior table)	(17)	13	4
Forward MSR Valuation Adjustments due to Rates and Assumption Changes, net(b)(d)(e)	(91)	72	46
Reverse Mortgage Fair Value Change due to Rates and Assumption Changes(c)(d)	18	(4)	(7)
Other(f)	1	1	1
II Total Income Statement Notables	(90)	83	44
III Adjusted Pre-tax Income (Loss) (I + II)	(28)	4	6

(a)	Certain previously presented notable categories with nil numbers for each quarter shown have been omitted; prior periods have been adjusted to conform with current period information
(b)	MSR Valuation Adjustments that are due to changes in market interest rates, valuation inputs or other assumptions, net of overall fair value gains / (losses) on MSR hedge, including FV changes of Pledged MSR liabilities associated with MSR transferred to RITM and MAV that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustment, net, the adjustment does not include valuation gains on MSR purchases of $1.1M for Q1 2022, $2.6M for Q4 2022 and $1.9M for Q1 2023; effective in the fourth quarter of 2022, in our consolidated statements of operations we now present all fair value gains and losses of Other financing liabilities, at fair value in MSR valuation adjustments, net (previously reported in Pledged MSR liability expense); other financing liabilities, at fair value include the financing liabilities recognized upon transfers of MSRs that do not meet the requirements for sale accounting treatment (also referred as Pledged MSR liability) and for which we elected the fair value option - refer to Note 1 to the consolidated financial statements; the presentation of past periods has been conformed to the current presentation
(c)	FV changes of loans HFI and HMBS related borrowings due to market interest rates and assumptions, a component of gain on reverse loans held for investment and HMBS-related borrowings, net
(d)	The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our third-party valuation expert
(e)	Beginning with the three months ended March 31, 2023, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income, we changed the methodology used to calculate MSR Valuation Adjustments due to rates and assumption changes; the presentation of past periods has been conformed to the current presentation; if we had used the methodology employed prior to Q1 2023, MSR Valuation Adjustments due to rates and assumption changes, net for Q1’22, Q4’22 and Q1’23 would have been $(74)M, $65M and $38M and Adjusted Pre-tax Income (Loss) for Q1’22, Q4’22 and Q1’23 would have been $(11)M, $(3)M and $(3)M. See Note Regarding Non-GAAP Financial Measures for more information
(f)	Includes non-routine transactions

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Consolidated Balance Sheet

Assets ($ in millions)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022
Cash and cash equivalents	217	208	269
Restricted Cash	39	66	76
Mortgage servicing rights, at fair value	2,581	2,665	2,323
Advances, net	657	719	730
Loans held for sale	849	623	725
Loans held for investment	7,669	7,511	7,459
Accounts receivable, net	200	181	213
Investment in equity method investee	37	42	35
Premises and equipment, net	19	20	21
Other Assets	359	364	446
Total Assets	12,627	12,399	12,298

Liabilities & Stockholders’ Equity ($ in millions)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022
HMBS Related Borrowings	7,471	7,327	7,119
Other Financing Liabilities	1,153	1,137	872
Advance match funded liabilities	470	514	497
Mortgage loan warehouse facilities	948	703	959
MSR Financings, net	915	954	893
Senior notes, net	602	600	617
Other Liabilities	653	709	807
Total Liabilities	12,211	11,943	11,764
Total Stockholders’ Equity	416	457	534
Total Liabilities and Stockholders’ Equity	12,627	12,399	12,298

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Consolidated Statement of Operations

($ in millions)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022
Revenue
Servicing and subservicing fees	232	219	213
Gain on reverse loans held for investment and HMBS-related borrowings, net	21	19	13
Gain on loans held for sale, net	3	5	(3)
Other Revenue, net	6	7	9
Total Revenue	262	251	232
MSR Valuation Adjustments, net	(69)	(100)	35

Operating Expenses
Compensation and benefits	58	66	68
Servicing and origination	16	13	14
Technology and communication	13	14	15
Professional services	13	11	12
Occupancy and equipment	9	10	10
Other expenses	5	6	8
Total Operating Expenses	114	120	127

Other Income (Expense)
Interest income	14	15	7
Interest expense	(62)	(60)	(38)
Pledged MSR liability expense	(70)	(62)	(60)
Earnings of equity method investee	0	(1)	12
Other, net	1	(2)	(0)
Total Other Income (Expense), net	(117)	(110)	(79)

Income (loss) before income taxes	(38)	(79)	61
Income tax expense (benefit)	2	1	3
Net Income (loss)	(40)	(80)	58

For Further Information Contact:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@ocwen.com

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